Exhibit 10.19

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (the “Third Amendment”) is made as of the 1st  day of January, 2011 (the “Effective Date”), by and between RALEIGH FLEX OWNER I, LLC, a Delaware limited liability company (the “Landlord”) and CHARLES & COLVARD, LTD., a North Carolina corporation (the “Tenant”).

WITNESSETH:

WHEREAS, Duke Realty Limited Partnership (“Original Landlord”) and Tenant entered into a certain Lease dated March 26, 2004 (and together with the First Amendment and Second Amendment, as defined below, collectively the “Lease”) whereby Tenant leased approximately sixteen thousand five hundred seventeen (16,517) rentable square feet of space known as Suite A (the “Premises”) located at 300 Perimeter Park Drive, Morrisville, North Carolina 27560 (the “Building”) in EastRidge at Perimeter Park (formerly known as Perimeter Park) (the “Park”);

WHEREAS, Original Landlord and Tenant entered into that certain First Lease Amendment dated September 22, 2004 (the “First Amendment”);

WHEREAS, Duke Realty Limited Partnership transferred all right, title and interest in the Premises and the Lease to FirstCal Industrial 2 Acquisition, LLC;

WHEREAS, FirstCal Industrial 2 Acquisition, LLC transferred all right, title and interest in the Premises and the Lease to the Landlord;

 WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease Agreement dated July 30, 2010 (the “Second Amendment”);

WHEREAS, Tenant desires to extend the Lease Term under the Lease; and

WHEREAS, Landlord has agreed to such extension upon the terms and conditions as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           The parties hereto hereby acknowledge, confirm and agree that the foregoing recitals are true.  Except as otherwise expressly provided herein, all defined terms used in this Third Amendment shall have the same respective meanings as are provided for such defined terms in the Lease.

2.           Term.  Notwithstanding anything contained in the Lease to the contrary, the Term of the Lease shall be extended (the “Extended Term”) for the period beginning on January 1, 2011 (the “Extended Term Commencement Date”) and expiring on January 31, 2017 (the “Extended Term Expiration Date”).

3.           Minimum Annual Rent.  Section 1.01(d) of the Lease is amended to provide that commencing on the Extended Term Commencement Date, the Minimum Annul Rent table is amended to add the following:

1/1/2011 - 12/31/2011	$ 65,655.08*
1/1/2012 - 12/31/2012	$ 135,249.45
1/1/2013 - 12/31/2013	$ 139,306.94
1/1/2014 - 12/31/2014	$ 143,486.15
1/1/2015 - 12/31/2015	$ 147,790.73
1/1/2016 - 12/31/2016	$ 152,224.45
1/1/2017 - 1/31/2017	$ 156,791.19

                                            *Rental Rate during this period is abated by 50%

4.           Monthly Rental Installment.  Section 1.01(e) of the Lease is amended to provide that commencing on the Extended Term Commencement Date, the Monthly Rental Installments table is amended to add the following:

1/1/2011 - 12/31/2011	$ 5,471.26
1/1/2012 - 12/31/2012	$ 11,270.79
1/1/2013 - 12/31/2013	$ 11,608.91
1/1/2014 - 12/31/2014	$ 11,957.18
1/1/2015 - 12/31/2015	$ 12,315.89
1/1/2016 - 12/31/2016	$ 12,685.37
1/1/2017 - 1/31/2017	$ 13,065.93

5.           Additional Rent.   During the Extended Term Tenant shall continue to pay Tenant’s Proportionate Share of Additional Rent based on the Park.  Operating Expenses and Real Estate Taxes for the 2011 calendar year are estimated to be $2.30 per rentable square foot.

6.           Maintenance and Repairs.  Section 7.01 of the Lease is hereby deleted in its entirety and replaced with the following:

“Section 7.01.  Tenant’s Responsibility.

(a)
During the Extended Term, Tenant shall, at its own cost and expense, maintain the Premises in good condition, including interior janitorial services, regularly serving and promptly making all repairs and replacements thereto, including but not limited to the electrical systems (including light bulb replacement), plate glass, floors, windows and doors, and sprinkler and plumbing systems.

(b)
In addition, during the initial lease year of Extended Term, Tenant shall pay for the service and maintenance contract on the building standard HVAC system (the “HVAC System”) servicing the Premises in accordance with the contract attached hereto as Exhibit A.  Each subsequent year of the Extended Term, Tenant’s obligation for payment of the service and maintenance contract on the HVAC System servicing the Premises shall increase by an amount not to exceed three percent (3%) of the prior year’s cost of service and maintenance of the HVAC System.  Landlord shall maintain the HVAC System pursuant to Exhibit B attached hereto and made a part hereof.  Tenant shall pay all invoices for maintenance and repairs to the HVAC System within thirty (30) days of receipt of an invoice therefore from Landlord.”

7.           Option to Extend.  Section 17.01 is hereby deleted in its entirety and replaced with the following:

“Section 17.01.  Option To Extend.  Provided that (i) Tenant has not been in Default hereunder at any time during the Extended Term, (ii) the creditworthiness of Tenant is then acceptable to Landlord, (iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Premises throughout the Extended Term, and (iv) the current use of the Premises is consistent with the Permitted Use hereunder, Tenant shall have one (1) option to extend the Extended Term for one (1) additional period of five (5) years (the “Second Extension Term”).  The Minimum Annual Rent for the Extension Term shall be the then prevailing fair market value rental rate based upon leases to tenants of space of comparable size, quality and financial strength in comparable buildings, which rent shall be computed as of the date of such renewal period and shall be determined as if the building is being leased for general office purposes, taking into account Landlord’s costs for tenant improvements, commissions, architectural fees, and other cash and non-cash tenant inducements such as rent abatement.  Tenant shall exercise such option by delivering to Landlord, not later than nine (9) months prior to the expiration of the Extended Term, written notice of Tenant’s desire to further extend the Extended Term.”

8.           Right of First Refusal.  Section 17.02 of the Lease is hereby deleted in its entirety.

9.           Option to Terminate.  Section 17.03 of the Lease is hereby deleted in its entirety and replaced with the following:

“Section 17.03. Option To Terminate.  Provided that (i) Tenant has not been in default beyond any applicable notice and cure period hereunder at any time during the Extended Term; and (ii) Tenant originally named herein (or its Permitted Transferee) remains in possession of and has been continuously operating in the entire Premises throughout the Extended Term, Tenant shall have a one-time right to terminate the Lease effective as of July 31, 2014 (the “Early Termination Date”).  In order to exercise such termination right, Tenant shall notify Landlord of such exercise in writing at least nine (9) months prior to the Early Termination Date (the “Notice of Early Termination Deadline”), and together with such notice, Tenant shall pay to Landlord all unamortized lease transaction costs, including, without limitation, all Rent abated during the Extended Term, plus two (2) month’s Rent at the then current rental rate.  In the event Tenant fails to notify Landlord on or prior to the Notice of Early Termination Deadline, Tenant shall be deemed to have waived Tenant’s termination right for the remainder of the Lease and any extensions thereof.”

10.           HVAC.

(a)	The reference in Section 17.08(b) to “$5,000.00” shall be deleted and replaced with “$3,800.00”.

(b)	The following provision shall be added at the end of Section 17.08(c) of the Lease:

“Notwithstanding anything to the contrary set forth in subsection (b) immediately above or this subsection (c), in the event that there is a total failure of a HVAC unit, Tenant shall promptly notify Landlord of such failure and, provided that such total failure is beyond repair, as reasonably determined by Landlord’s HVAC contractor, Landlord shall replace the unit at its sole cost and expense; provided, however, that in the event such replacement is needed as a result of Tenant’s failure to maintain the HVAC System properly or the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors or invitees, or in the event that Tenant is in default hereunder, Tenant shall be required to perform the necessary replacement at its sole cost and expense.”

(c)
Upon execution of this Third Amendment, Landlord shall, at Landlord’s expense, promptly repair the HVAC in accordance with the bid, attached hereto as Exhibit C; provided, however, in no event shall Landlord’s total repair costs exceed $5,830.00.

11.           Condition of Premises.  Tenant hereby acknowledges that: (a) Tenant accepts the Premises as suitable for the purposes for which the same are leased; (b) that the extension of the Lease is on an “AS IS” basis and Landlord has made no representations or warranties concerning the Premises or the Building; and (c) to the best of Tenant’s knowledge, Landlord has fully complied with Landlord’s obligations contained in the Lease. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MARKETABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS THIRD AMENDMENT.

12.           Miscellaneous.

(a)           Except as otherwise expressly modified in this Third Amendment, the Lease and all the terms, covenants, conditions and agreements thereof are herein in all respects ratified, confirmed and approved.  Landlord and Tenant hereby affirm, to the best of their knowledge, that on the date hereof no breach or default by the other party has occurred and that the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect, and Tenant represents and warrants to Landlord that there are no known defenses, setoffs, or counterclaims or unused rent concessions with respect to any of Tenant’s obligations under the Lease.

(b)           This Third Amendment and the Lease shall be binding upon and inure to the benefit of the parties, their heirs, personal representatives, successors in interest and assigns, including, but not limited to, all of the owners, legal and equitable, of the subject property.

(c)           This Third Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns, and shall be construed under and enforceable in accordance with the laws of the State of North Carolina.

(d)           This Third Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Photostatic or facsimile reproductions of this Third Amendment to Lease and all other documents to be executed in connection herewith may be made and relied upon to the same extent as originals.

(e)           The parties hereby acknowledge and agree that this Third Amendment contains the entire agreement by and between the parties with respect to the subject matter hereof.

(f)            Landlord and Tenant hereby represent and warrant to the other party that this Third Amendment (and each term and provision hereof) has been duly and appropriately authorized by said party, and no additional consent, agreement or approval is required with respect hereto.
[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the Landlord and the Tenant have caused this Third Amendment to Lease to be duly executed, under seal, as of the day and year first set forth above.

LANDLORD:

RALEIGH FLEX OWNER I LLC,
a Delaware limited liability company

By:  Raleigh Flex Investor LLC,
                         a Delaware limited liability company
                         Its Sole Member

By: Raleigh Flex Manager LLC,
        a Michigan limited liability company
                                        Its Sole Manager

By: /s/ Adam Lutz
       Adam Lutz, its Manager

TENANT:

CHARLES & COLVARD, LTD.,
a North Carolina corporation

By: /s/ Randy McCullough
Printed Name: ____________________________
Title:

EXHIBIT A

HVAC SPECIFICATIONS
Commercial Preventative
Maintenance Agreement
Company:	Charles and Colvard	Proposed To:	Lutz Realty
Mailing Address:		Service Address:
300 Perimiter Park Drive Suite A		200 Perimiter Park Drive Suite A
Morrisville, NC 27560		E-Mail : palachi@lutzco.com
Attn: Pam Alachi
Phone: 919-469-9040		Fax: 919-469-9025

We will provide you with a qualified service technician to clean and tune-up your heating and air conditioning equipment. Maintenance will be scheduled on the following circled months.

Jan Feb Mar Apr May Jun Jul Aug Sept Oct Nov Dec

Your annual investment in this professional service is:		$2,240.00
Balance due in quarterly payments of		$560.00

Your tune-ups will be performed_____4_____times per year, during regular service hours, 7:00am-5:00pm, Monday through Friday.
In the event of an operational failure, additional service and/or repairs will be provided at a discount of 10% below our standard rate on parts and labor. This discounted rate does not apply to the replacement of equipment or accessories.

Equipment Type	Brand	Model #	Serial #
3 TON GAS PACK (300)	CARRIER	48TFE004A611	1004G30451
7.5 TON GAS PACK (301)	CARRIER	48LD008500DA	0686G97628
GAS PACK (302)	CARRIER	N/A	N/A
GAS PACK (303)	MCQUAY	PGDA060H073W1XS	4ANH23G000
GAS PACK (304)	CARRIER	PGDA060H073W1XS	4WH23G000N30
5 TON GAS PACK (305)	CARRIER	48LDT006510	4885G81176
7.5 TON GAS PACK (306)	CARRIER	48LD008500DA	4985G87371
PACKAGE UNIT (307)	CARRIER	N/A	N/A
5 TON GAS PACK (308)	CARRIER	48LDT006510	488G581172
5 TON GAS PACK (312)	CARRIER	48TFE006A511	2402G50376
(3) EXHAUST FANS			1 INSPECTION PER YEAR
Split system	Trane	2TTR1024A1000AA	4425LS25F
Shumate Representative		Customer
Signature	Jay Honeycutt	Signature

Name(printed)	Jay Honeycutt	Name(printed)

Date	1/17/2011	Date
Effective Start Date	2/1/2011

{Logo of Shumate Mechanical}	***We Reserve The Right To
Withdraw This Agreement If
Not Accepted Within 60 Days.
5201 Old Poole RD	Phone 919-662-8040	See Terms and Conditions
Suite 110	Fax 919-662-8483	Of Agreement on Page 2.***
Raleigh, NC 27610

EXHIBIT B

HVAC MAINTENANCE AND SERVICE SPECIFICATIONS

In accordance with Section 7.01 of the Lease, as amended, a service and maintenance contract for the HVAC equipment located at the Premises shall be obtained by Landlord, at Tenant’s sole cost and expense.  The costs of the below maintenance shall be shared by Landlord and Tenant as set forth in Section 17.08 of this Lease, as amended.

Quarterly:

•	Filter replacement
•	Inspect drain pans and lines
•	Inspect coils (Evaporator & Condenser)
•	Inspect Belts and Bearings
•	Inspect Motor Mounts and Brackets
•	Refrigerant pressure
•	Electrical connections
•	Perform any needed repairs to prevent malfunction or breakdown
Annually:

•	Chemically clean the evaporator and condenser coils pursuant to the manufacturer’s specifications
•	Clean and drain pans and drain lines
•	Install time releasing Flow Plus Drain Tablets
•	Replace all belts pursuant to the manufacturer’s specifications
•	Oil all motors and tighten motor mounts and brackets
•	Tighten all electrical connection and check voltage
•	Check refrigeration pressures
•	Check Temperature Control
•	Inspect Heating components (if applicable)
•	Inspect ductwork and make repairs and adjustments
•	Perform any needed repairs to prevent malfunction or breakdown

EXHIBIT C

HVAC REPAIRS

Shumate Mechanical-Raleigh, Inc.
Existing Buildings Division
5201 Old Poole Road, Suite 110
Raleigh, NC 27610			Prepared by Jay Honeycutt
Tel 919-662-8040 Fax 919-662-8483
N.C. HVAC License # 27546

Date:	10-Jan-11
Job Name:	Charles And Covard
Address:	300 Perimeter Park Drive Suite A
Morrisville NC 27560

Customer:	Lutz Real Estate Investments
Attention:	Pam Alachi
Address:	200 Perimeter Park Drive Suite A
Morrisville NC 27560
Phone:	919-469-9040
Fax:	919-469-9025
Email:	palachi@lutzco.com
Budgetary HVAC Repair and Replacement Costs

		Model # Serial #	Repair
Unit #	Unit Type	Required Repairs	Costs
# 1 Split	Trane C/U	Model # 2TTR1024A1000AA Serial # 4425LS25F (MFG Date 2004)
2 Ton	Trane A/H	Model # TWE024C1AFB0 Serial # 4315MLC2V (MFG Date 2004)
Unit is in fair condition.

RTU 300	Carrier	Model # 48TFE004-A-611 Serial # 1004G30451 (MFG Date 2004)
3 Ton		Unit is in fair condition.

RTU 301	Carrier	Model # 48LD008 500 Serial # 0686G97628 (MFG Date 1986)
7.5 Ton		Unit is in fair condition for the age. Needs economizer filters	$ 116.00

RTU 302	Carrier	Model # Can't Read Serial # Can't Read (MFG Date mid 80's)
Unit is in fair condition for the age.

RTU 303	Snyder General	Model # PGDA060H075 Serial # 4ANH73G000-N30-0002 (MFG Date mid 80's)
5 Ton		Burners are very dirty and need to be cleaned for proper operation	$ 150.00

RTU 304	Snyder General	Model # PGDA060H075 Serial # 4ANH73G000-N30-0003 (MFG Date mid 80's)
5 Ton		Burners are very dirty and need to be cleaned for proper operation	$ 150.00
Flame is rolling back and locking out. This may be due to dirty burners or heat exchanger bay be bad. Once the burners are
cleaned we will be able to confirm.

RTU 305	Carrier	Model # 48LDT006 510 Serial # 4885G81176 (MFG Date 1985)
5 Ton		Heat exchanger is bad & needs to be replaced.	$ 1,777.00

RTU 306	Carrier	Model # 48LD008 500 Serial # 4985G87371 (MFG Date 1986)
7.5 Ton		Heat exchanger is bad & needs to be replaced.
		Also has a bad condenser fan motor that needs to be replaced.	$ 2,993.00

RTU 307	Carrier	Model # Can't Read Serial # Can't Read (MFG Date mid 80's)
Unit is in fair condition for the age.

RTU 308	Carrier	Model # 48LDT006 510 Serial # 4885G81172 (MFG Date 1985)
5 Ton		Exhaust flue collector box and inducer assembly are
		rusted out and needs to be replaced	$ 644.00

RTU 312	Carrier	Model # 48TFE006 A 511 Serial # 2402G50376 (MFG Date 2002)
5 Ton		Unit is in fair condition.

Please feel free to call me if you have any questions.
Thank you,
Jay Honeycutt
Commercial Service Manager
Shumate Mechanical-Raleigh, Inc.
919-662-8040 office
919-625-3359 cell
jhoneycutt@shumatemech.com

Sellers Signature: Jay Honeycutt Buyers Signature:_______________________

Date: 1-10-11 Date:__________________________________

Sellers Name: Jay Honeycutt Buyers Name:__________________________

All prices are good for a period of thirty days from date of proposal unless noted above.